As filed with the Securities and Exchange Commission on July 15, 2008
Registration No. 333-139194

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
to
Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
(Exact name of registrant as specified in its charter)

IRELAND	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LOWER BAGGOT STREET
DUBLIN 2, IRELAND
+353 1 6615933
(Address and telephone number of
Registrant’s principal executive offices)

The Governor and Company of the Bank Of Ireland, Connecticut Branch
Wholesale Financial Services US
Attention: Chief Operating Officer
300 First Stamford Place
Stamford, Connecticut 06902
(203) 391-5966
(Name, address and telephone number of agent for service)
Please send copies of all communications to:

Gabrielle Ryan
The Governor and Company of the Bank of Ireland
Bank of Ireland Group Legal Services
40 Mespil Road
Dublin 4, Ireland
+353 1 5423005

and to:

Matthew E. Kaplan, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	E. Mark Walsh, Esq. Sidley Austin LLP Woolgate Exchange 25 Basinghall Street London EC2V 5HA +44 20 7360 3600

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed Maximum Aggregate Price per
Title of Each Class of	Unit/Proposed Maximum Aggregate Offering Price/Amount of
Securities to be Registered	Registration Fee
Senior Debt Securities	(1)
Dated Subordinated Debt Securities	(1)
Undated Subordinated Debt Securities	(1)

(1)	An unspecified and indeterminate aggregate initial offering price and number or amount of debt securities of each identified class is being registered as may from time to time be issued and sold at indeterminate prices. This Registration Statement also registers, where required, an indeterminate amount of debt securities of each identified class that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the entire registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-139194) is being filed by The Governor and Company of the Bank of Ireland for the purpose of (i) registering additional classes of debt securities and filing a base prospectus relating to such classes of debt securities pursuant to Rule 413(b) under the Securities Act and (ii) filing additional exhibits to the Registration Statement. The existing base prospectus, dated December 8, 2006, that currently forms a part of the Registration Statement is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 1. Accordingly, such existing base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

Debt Securities

This prospectus describes the general terms that may apply to our debt securities described herein and the general manner in which they may be offered. The specific terms of the debt securities, and the manner in which they are offered, will be set forth and described in one or more separate supplements to this prospectus. Such supplements may also add to, update, supplement or clarify information contained in this prospectus. You should carefully read this prospectus and any applicable supplement carefully before you invest in any debt securities.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in an applicable supplement.

Unless otherwise specified in an applicable supplement, we will not list the debt securities on any securities exchange or make them available for quotation on any quotation system.

INVESTING IN THE DEBT SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED MARCH 31, 2008 AND THE RISK FACTORS INCLUDED IN ANY SUPPLEMENT TO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE YOU INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The debt securities are not deposit liabilities of The Governor and Company of the Bank of Ireland and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction or subject to the deposit protection scheme maintained by the Central Bank and Financial Services Authority of Ireland.

The Governor and Company of the Bank of Ireland may use this prospectus together with one or more accompanying supplements in the initial sale of the debt securities. In addition, one or more affiliates of The Governor and Company of the Bank of Ireland may use this prospectus together with one or more accompanying supplements in a market-making transaction in the debt securities after their initial sale. Unless The Governor and Company of the Bank of Ireland or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus and any accompanying supplements are being used in a market-making transaction.

The date of this prospectus is July 15, 2008.

Page

ABOUT THIS PROSPECTUS	1
LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS	1
FORWARD-LOOKING STATEMENTS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3
DESCRIPTION OF THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	4
USE OF PROCEEDS	5
DESCRIPTION OF DEBT SECURITIES	6
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	27
MATERIAL IRISH TAX CONSIDERATIONS	32
ERISA CONSIDERATIONS	35
PLAN OF DISTRIBUTION	37
EXPENSES OF THE ISSUE	40
LEGAL MATTERS	40
EXPERTS	40
EX-1.1: DISTRIBUTION AGREEMENT
EX-4.1: SENIOR DEBT SECURITIES INDENTURE
EX-4.2: FORM OF DATED SUBORDINATED DEBT SECURITIES INDENTURE
EX-4.3: FORM OF UNDATED SUBORDINATED DEBT SECURITIES INDENTURE
EX-4.4: FORM OF GLOBAL NOTE
EX-4.5: FORM OF DEFINITIVE NOTE
EX-5.1: OPINION OF DEBEVOISE & PLIMPTON LLP
EX-5.2: OPINION OF ARTHUR COX
EX-8.1: OPINION OF DEBEVOISE & PLIMPTON LLP
EX-8.2: OPINION OF ARTHUR COX
EX-12.1: STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-25.1: STATEMENT OF ELIGIBILITY
EX-25.2: STATEMENT OF ELIGIBILITY
EX-25.3: STATEMENT OF ELIGIBILITY

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf process, the debt securities covered by this prospectus may be sold in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more separate prospectus supplements, product supplements or pricing supplements that will contain specific information about the terms of that offering. The supplements may also add to, update, supplement or clarify information contained in this prospectus. Before you invest in any debt securities, you should read this prospectus and any applicable supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, the term “Bank” means The Governor and Company of the Bank of Ireland, references to “we,” “our” and “us” are to the Bank and references to the “Bank of Ireland Group” or the “Group” are to the Bank and its consolidated subsidiaries. References to “dollars” or “$” are to currency of the United States of America. References to “euro” or “€” are to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended. References to “IFRS” are to the International Financial Reporting Standards as adopted by the European Union. We publish our consolidated financial statements in euro. Amounts in dollars, unless otherwise stated, have been translated from euro at the noon buying rate in New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on July 14, 2008, which was $1.5914 to €1.0000. This rate should not be construed as a representation that the euro amounts actually denote such dollar amounts or have been, could have been, or could be converted into dollars at the rate indicated.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

We are an Irish company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish solicitors, Arthur Cox, that there is doubt as to enforceability in the Irish courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Ireland. The enforceability of any judgment in Ireland will depend on the particular facts of the case in effect at the time.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference herein, including any targets, forecasts, projections and descriptions of anticipated cost savings, statements regarding the possible development or possible assumed future results of operations, any statement preceded by, followed by or that includes the words “believes,” “expects,” “aims,” “intends,” “will,” “may,” “anticipates” or similar expressions or the negatives thereof, and other statements that are not historical facts, are or may constitute forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995). Examples of forward-looking statements include among others, statements regarding our future financial position, liquidity, income growth, business strategy, projected costs, estimates of capital expenditure, and plans and objectives for future operations. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is inherently subject to risk and uncertainties that could cause actual performance or results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to:

•	risks and uncertainties relating to profitability targets;

•	prevailing interest rates;

•	the performance of the Irish and United Kingdom economies and the international capital markets, including developments relating to property markets, the expected level of credit defaults, the extent to which the value of securities and other assets held by us are impaired due to market and other factors and the general uncertain and difficult economic conditions which have prevailed in the past year and continue to exist;

•	our ability to expand certain of our activities;

•	our ability to maintain growth in certain of our businesses;

•	competition;

•	regulatory developments;

•	the availability and cost of funding sources, particularly in light of developments in international credit markets during the past year;

•	uncertain economic conditions, particularly in Ireland and the United Kingdom;

•	risks concerning borrower credit quality;

•	liquidity risk associated with the availability or cost of funding;

•	market risks associated with fluctuations in short-term and long-term interest rates, foreign exchange rates and asset prices;

•	inadequate or ineffective management of our capital resources;

•	operational risks;

•	risks related to legal, regulatory and governmental requirements and oversight;

•	risks associated with strategic decisions and the competitive environment; and

•	risk regarding mortality, morbidity and longevity.

We do not undertake to release publicly any revision or update to these forward-looking statements to reflect events, circumstances or unanticipated events occurring after the date hereof. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in compliance with such laws, we file annual reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing to the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1 800 SEC 0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.) In addition, you may inspect and copy these materials at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed. In addition, your debt securities may specify that certain documents will be available for inspection at the office of the paying agent.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. Information we file with the SEC will automatically update and supersede the information in this prospectus, including information so incorporated by reference.

This prospectus is a part of a registration statement we have filed with the SEC and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Bank, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed.

We filed our Annual Report on Form 20-F for the fiscal year ended March 31, 2008, which we are incorporating by reference into this prospectus, with the SEC on July 8, 2008.

We are also incorporating by reference all reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC between the date of this prospectus and the termination of any offering contemplated in this prospectus (other than information in such documents that is deemed not to be filed).

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

The Governor and Company of the Bank of Ireland
Attention: Group Secretary’s Office
Lower Baggot Street
Dublin 2, Ireland
+353 1 6615933

DESCRIPTION OF THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

The Governor and Company of the Bank of Ireland was established as a chartered corporation by an Act of the Irish Parliament of 1781/2 and by a Royal Charter of King George III in 1783. The Bank of Ireland Group is one of the largest financial services groups in Ireland with total assets of €197 billion ($314 billion) at March 31, 2008 on an IFRS basis. The address of our principal executive offices is Lower Baggot Street, Dublin 2 (Telephone +353 1 6615933).

We provide an extensive range of banking and other financial services. All of these services are provided by us in Ireland, with selected services being offered in the United Kingdom and internationally. We have a network of retail branches in Ireland and joint ventures in the United Kingdom engaged in the provision of consumer financial services. Our corporate banking and global markets businesses conduct our international business with centers in Dublin, London and the United States, as well as branches in Paris and Frankfurt, and representative offices in New York, Chicago and Los Angeles.

We provide fund management services through our Asset Management business. Our other subsidiaries include Bank of Ireland Life Holdings plc, a life assurance and pensions company in Ireland, ICS Building Society, a home mortgage business in Ireland, and Bank of Ireland Mortgage Bank. In October 2007, the business of Bristol & West plc was transferred to our United Kingdom branch.

USE OF PROCEEDS

Unless otherwise indicated in an applicable supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes. We will receive the net proceeds only from sales of the debt securities made in connection with their original issuance. We do not expect to receive any proceeds from resales of the debt securities by our affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time we sell debt securities, we will prepare and file one or more supplements to this prospectus with the SEC, which you should read carefully. The applicable supplements may contain additional terms and provisions relating to those debt securities. If there is any inconsistency between the terms and provisions presented here in this prospectus and those presented in any applicable supplement, those presented in the applicable supplements will apply and will supersede those set forth in this prospectus.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any of our or our subsidiaries’ or affiliates’ assets or property unless otherwise specified in an applicable supplement. The Subordinated Debt Securities either will have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”).

We will issue Senior Debt Securities under an indenture, dated as of December 8, 2006 (the “Senior Debt Indenture”), between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, or its successor, and we will issue Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively, the “Dated Subordinated Debt Indenture” and “Undated Subordinated Debt Indenture”), in each case between us and The Bank of New York Mellon, as trustee, or its successor. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those made part of the indenture by reference to the Trust Indenture Act. The Senior Debt Indenture, the Dated Subordinated Debt Indenture and Undated Subordinated Debt Indenture are each sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” References herein to the “trustee” shall be to the trustee under the applicable indenture(s), as the context requires. We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not our deposit liabilities and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction or subject to the deposit protection scheme maintained by the Central Bank and Financial Services Authority of Ireland.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

None of the indentures limits the amount of debt securities that we may issue thereunder or the amount of additional secured indebtedness to which unsecured debt securities will be effectively subordinated or unsecured indebtedness ranking equally and ratably with the senior debt securities and senior to the Subordinated Debt Securities that we may incur. We may issue debt securities under each indenture in one or more series, or as units comprised of two or more related series. An applicable supplement will indicate for each series or for two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the date or dates on which principal is payable or how to determine the date or dates;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	if interest is payable, the date or dates on which interest will be payable or how to determine the date or dates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the applicable discount;

•	any condition applicable to payment of any principal, premium or interest on the Debt Securities of any series;

•	the place or places at which any payments on the debt securities are payable;

•	the terms of any mandatory or optional redemption of the debt securities;

•	the denominations in which the debt securities will be issued;

•	whether and how the debt securities may or must be converted into any other type of securities or other property or combination thereof;

•	the currency or currencies in which the debt securities are denominated and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	any reference index, indices, asset or assets we will use to determine the amount of any payments on the debt securities;

•	any other or different Senior Debt Securities Events of Default or any other or different Subordinated Debt Securities Events of Default (as such terms are defined below) or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any additional restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay additional amounts, as explained below, on the debt securities;

•	the record date for any payment of principal, interest or premium;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal or Irish tax considerations.

Debt securities may bear interest at a fixed rate or a floating rate, or a combination of fixed and floating rates. We may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”) or that pay principal and interest thereon in installments over their terms.

Holders of debt securities have no voting rights except as explained below under “— Modifications and Amendments — Modifications and Amendments with Consent of Holders” and “— Events of Default.”

Market-Making Transactions.

If you purchase your debt securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which one of our affiliates resells a debt security that it has previously acquired from another holder.

Payments; Arrears of Interest for Undated Subordinated Debt Securities.

An applicable supplement will specify the date or dates on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date or dates for payments of principal and any premium, on any particular series of debt securities. An applicable supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraphs. Our failure to make a payment in respect of any Undated Subordinated Debt Securities (unless the payment is required as we describe in the following two paragraphs) shall not constitute a Subordinated Debt Securities Event of Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments in respect of any other payment date, shall, so long as they remain unpaid, constitute “Arrears of Interest.” Arrears of Interest will accumulate until paid, but will not bear interest.

We may choose to pay any Arrears of Interest in whole or in part to holders of Undated Subordinated Debt Securities as of a record date or dates established by us at any time on not less than seven days’ notice to the trustee. However, all outstanding Arrears of Interest in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to our solvency, as explained below, become due and payable in full on whichever is the earliest of:

•	the date on which a dividend or other distribution is next declared, paid or made on any class of our stock or share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up.

In addition, current interest in respect of Undated Subordinated Debt securities shall, subject to our solvency, as explained below, become due and payable in full on the interest payment date following the date specified in the first bullet point above.

If we give notice of our intention to pay the whole or part of the Arrears of Interest on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to our being solvent, as explained below, to do so on the date specified in our notice. When Arrears of Interest in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of Arrears of Interest accrued on the earliest payment date or consecutive payment dates with respect to which there are unpaid amounts.

Not withstanding the foregoing, all payments of principal, premium, if any, and interest, including Arrears of Interest, if any, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. We shall be solvent if:

•	we are able to pay our debts to Senior Creditors (as defined below) as they fall due; and

•	our Assets (as defined below) exceed our Liabilities (as defined below) to Senior Creditors.

“Assets” means our total non-consolidated gross assets and “Liabilities” means our total non-consolidated gross liabilities, all as shown in our latest published audited balance sheet but adjusted for contingencies and subsequent events, all valued in the manner as our directors or, as the case may be, liquidator (in each case, as described below), may determine to be appropriate. “Senior Creditors” means our creditors (a) who are our depositors and other unsubordinated creditors or (b) who are our subordinated creditors (including the holders of Dated Subordinated Debt Securities) other than those whose claims rank, or are expressed to rank, equally with or junior to the claims of the holders of Undated Subordinated Debt Securities (whether only in the event of our winding-up or otherwise).

A report as to our solvency by (i) two of our directors or (ii) if we are winding-up in Ireland, our liquidator, shall, unless the contrary is proved, be treated and accepted by us, the trustee under the Undated Subordinated Debt Indenture and the holders of Undated Subordinated Debt Securities as correct and sufficient evidence of solvency or insolvency.

Ranking

Status of Senior Debt Securities

Unless otherwise specified in an applicable supplement, the Senior Debt Securities will constitute direct, unsecured, senior obligations of the Bank and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding, except such obligations as are preferred by law. Unless otherwise specified in an applicable supplement, the Senior Debt Securities will be effectively subordinated to any of our existing and future secured indebtedness. The Senior Debt Securities will also be effectively subordinated to the liabilities and commitments of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

To the extent specified in an applicable supplement, the Senior Debt Securities may be secured, and such secured Senior Debt Securities will rank senior in right of payment to any and all existing and future indebtedness of the Bank that is expressly subordinated to such secured securities, will rank effectively senior in right of payment to any and all unsecured unsubordinated indebtedness of the Bank to the extent of the value of the collateral securing such secured Senior Debt Securities (subject to any priority rights for such unsecured indebtedness pursuant to applicable law), will rank equally in right of payment among themselves and (except to the extent of the value of the collateral) will rank equally with all existing and future senior indebtedness that is not expressly subordinated to such secured Senior Debt Securities, except such obligations as are preferred by law.

Status and Subordination of Dated Subordinated Debt Securities

The Dated Subordinated Debt Securities will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of Dated Subordinated Debt Securities will be, in the event of our winding-up, subordinated in right of payment to the claims of all of our unsubordinated creditors, and will rank, in the event of our winding-up, at least equally in right of payment with all of our other Subordinated Indebtedness, present and future. “Subordinated Indebtedness” means all of our indebtedness that is subordinated, in the event of our winding-up, in right of payment to the claims of our depositors and other unsubordinated creditors and so that indebtedness shall include all liabilities, whether actual or contingent.

Status and Subordination of Undated Subordinated Debt Securities

The Undated Subordinated Debt Securities will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of the holders of Undated Subordinated Debt Securities are subordinated to the claims of Senior Creditors in that payments of principal and interest and Arrears of Interest in respect of the Undated Subordinated Debt Securities are conditional upon our being solvent (as described above under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities”) at the time of payment by us and in that no principal or interest shall be payable in respect of Undated Subordinated Debt Securities except to the extent that we could make such payment and still be solvent immediately thereafter. The Undated Subordinated Debt Securities will rank junior in priority to Dated Subordinated Debt Securities.

Except in connection with a permitted transaction as described under “— Consolidation, Merger or Sale of Assets,” if an order is made or an effective resolution is passed for our winding-up in Ireland, we shall, in lieu of any other payment on the Undated Subordinated Debt Securities, but subject to our being solvent, be obliged to pay, in respect of the Undated Subordinated Debt Securities, such amounts as would have been payable if the holders of such Undated Subordinated Debt Securities had, on the day preceding the commencement of such winding-up, become holders of our preference stock or shares in our capital forming or being part of a class having a preferential right in the winding-up over the holders of all other classes of our stock or shares in our capital and entitled to receive in such winding-up an amount equal to the redemption price (as described below under “— Optional Redemption; Optional Repayment; No Sinking Fund”) together with any interest accrued but unpaid since the interest payment date next preceding or coinciding with the commencement of such winding-up, and Arrears of Interest.

Withholding Tax and Payment of Additional Amounts

All payments of principal and/or interest in respect of the debt securities shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatsoever nature imposed or levied by or on behalf of Ireland, or any political subdivision or any authority thereof or therein having the power to tax, unless such withholding or deduction is required by law. In that event, unless an applicable supplement provides otherwise, we will pay such additional amounts as will result (after such withholding or deduction) in the receipt by the holders of such debt securities of such sums that would have been received (in the absence of such withholding or deduction) from us in respect of such debt securities, except that no such additional amounts shall be payable in respect of any debt securities:

•	to, or on behalf of, a holder (or beneficial owner) of such debt securities who is liable for any such tax, duty or charge in respect of such debt securities by reason of having some connection with Ireland, or any political subdivision or any authority thereof or therein having the power to tax, other than the mere holding or ownership of such debt securities; and/or

•	to, or on behalf of, a holder (or beneficial owner) of such debt securities who fails to comply with any request by us or our paying agent for any information or certification concerning the nationality, residence or identity of the holder or beneficial owner or any other information or certification required to establish the eligibility of the holder to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty or charge (under then current law, regulation or practice); and/or

•	presented for payment more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later, except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such period of 30 days (assuming, whether or not such is in fact the case, such last day to be an Interest Payment Date); and/or

•	where such withholding or deduction is imposed on a payment to, or on behalf of, an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; and/or

•	presented for payment by, or on behalf of, a holder who would be able to avoid such withholding or deduction by presenting such debt security to another paying agent.

Whenever we refer in this prospectus and any supplement to the payment of the principal of, any premium, or any interest, we mean to include the payment of additional amounts to the extent that, in context, additional amounts are, were or would be payable.

Redemption for Tax Reasons

Unless an applicable supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, we satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities,” we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice on any dates as are specified in an applicable supplement if:

•	we are required to issue definitive securities (see “— Book-Entry Debt Securities — Holders Option to Obtain Definitive Securities”) and, as a result, we are or would be required to pay additional amounts with respect to such debt securities; or

•	we determine that as a result of a change in or amendment to the laws or regulations of Ireland, or any political subdivision or any authority thereof or therein having the power to tax, or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of any applicable supplement, we will or would be required to pay holders additional amounts, or we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities.

In each case, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest and Arrears of Interest, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption; Optional Repayment; No Sinking Fund

If an optional redemption right is specified in the supplement relating to a series of debt securities, then on such date or dates specified in an applicable supplement, we may redeem such debt securities, in full or in part as applicable, prior to the stated maturity date of such debt securities. Such redemptions shall be made in whole or, at our option, from time to time in part in principal amounts equal to the authorized denominations specified in an applicable supplement (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest and Arrears of Interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth in an applicable supplement, we must give written notice to the holders of the debt securities to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. “Redemption price,” with respect to an offering of debt securities, unless otherwise set forth in an applicable supplement, means an amount equal to the initial redemption percentage specified in an applicable supplement (as adjusted by the annual redemption percentage reduction, as described in the supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to an offering of debt securities shall decline at each anniversary of the initial redemption date applicable thereto by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.

If fewer than all of the debt securities of a particular series are to be redeemed, the trustee will select the debt securities to be redeemed by such method as it shall deem fair and appropriate. If any debt security is redeemed in part only, a new debt security in principal amount equal to the unredeemed principal portion will be issued.

If a repayment right is specified in the supplement relating to a series of debt securities (repayment at the option of the holder will not be applicable to Subordinated Debt Securities), such debt security will be subject to repayment at the option of the holder and we will repay the debt securities or applicable portion thereof on the repayment date(s), if any, indicated in an applicable supplement. Such repayments shall be made in whole or in part on such repayment date(s) in increments of the authorized denominations specified in an applicable supplement (provided that any remaining principal amount thereof shall be at least equal to the minimum authorized denomination applicable thereto), at the applicable repayment price (expressed as a percentage of the principal amount of the debt securities for which repayment is requested) specified in an applicable supplement (which unless otherwise specified in an applicable supplement shall be 100%), together with unpaid interest and Arrears of Interest, if any, accrued thereon to the date of repayment. For a debt security to be repaid, the trustee must receive, at its office, or at such other place or places of which we shall from time to time notify the holders, not more than 75 nor less than 30 calendar days prior to the applicable date of repayment, (i) the applicable debt security with the form entitled “Option to Elect Repayment,” attached to the debt security, duly completed by the holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of the applicable debt security, the principal amount thereof, the certificate number of the applicable debt security or a description of the applicable debt security’s tenor and terms, the principal amount thereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the applicable debt security, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the trustee (or an agent on behalf of the trustee) not later than the fifth Business Day (as defined in each indenture) after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if the applicable debt security and form duly completed are received by the trustee (or an agent on behalf of the trustee) by such fifth Business Day. Exercise of such repayment option by the holder of a debt security shall be irrevocable.

No debt securities will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in an applicable supplement.

Purchase of Debt Securities by the Bank

We may at any time purchase debt securities at any price or prices in the open market or otherwise, and, in the case of Undated Subordinated Debt Securities, if we satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities.” Debt securities purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the debt securities by us.

Reopening of Series

We may, from time to time, without the consent of existing holders, reopen a series of debt securities and issue one or more additional tranches of debt securities with the same terms, including maturity and interest payment terms, as debt securities of such series issued on an earlier date, except for the issue date, the amount, the first payment date of interest and as otherwise set forth in the supplement relating to such tranche of debt securities. After such additional debt securities are issued, they will be fungible with the previously issued debt securities to the extent specified in an applicable supplement.

Convertible or Exchangeable Securities

Unless an applicable supplement specifies otherwise, optionally convertible or exchangeable debt securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable debt securities into or for the underlying security, basket or baskets of securities, index or indices of securities, other property or combination thereof, at a specified rate of exchange. Optionally convertible or exchangeable debt securities will be redeemable at our option prior to maturity, if an applicable supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable debt securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable debt securities.

Unless an applicable supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable debt securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable debt securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination thereof, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable debt security. If an applicable supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable debt security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, other property or combination thereof so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, other property or combination thereof.

To the extent appropriate, we will register any and all underlying securities that are deliverable in respect of such convertible or exchangeable debt securities prior to the time of offering or sale or as otherwise required by applicable securities law.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable debt security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, other property or combination thereof, or the cash value thereof, as an applicable supplement may specify.

Modifications and Amendments

Modifications and Amendments Without Consent of Holders

We may enter into a supplemental indenture to an indenture with the trustee at any time, without the consent of any holder of debt securities issued thereunder for the purpose of:

•	conveying, transferring, assigning, mortgaging or pledging to the trustee any property or assets as security for the debt securities;

•	curing any ambiguity or correcting or supplementing any provision contained in the indenture, or the debt securities or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the debt securities or the relevant supplemental indenture, which shall not materially adversely affect the interests of any holder of the debt securities;

•	adding to our covenants or those of the trustee for the benefit of the holders of the debt securities or to surrender any right or power conferred in the indenture on us;

•	adding any additional Events of Default to the indenture;

•	evidencing and providing for the acceptance of appointment by a successor trustee with respect to the debt securities;

•	providing for the issuance of and establishing the forms and terms and conditions of the debt securities; or

•	establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or any debt securities.

Modifications and Amendments with Consent of Holders

We and the trustee may enter into one or more supplemental indentures to an indenture for the purpose of making any amendment or modification to the debt securities issued thereunder or the indenture or modifying in any manner the rights of any holder of debt securities with the consent of the holder(s) representing at least a majority in aggregate principal amount of debt securities affected by the proposed modification at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of any such debt security or change the terms of any such debt security, in the case of Undated Subordinated Debt Securities, to include a maturity date, or, in the case of Senior Debt Securities and Dated Subordinated Debt Securities, change the time of payment of any installment of interest on any such debt security;

•	reduce the principal amount of or interest or Arrears of Interest, if applicable, on, or any premium payable on any such debt security;

•	change any place of payment where, or the coin or currency in which the principal of premium, if any or interest on, any such debt security is payable;

•	change our obligation, or any successor’s, if any, to pay additional amounts;

•	impair or affect the right of any holder of such debt securities to institute suit for the enforcement of any payment on or with respect to such debt securities;

•	reduce the percentage of the aggregate principal amount of such outstanding debt securities, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of defaults thereunder and their consequences provided for in the indenture;

•	modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each such outstanding debt security;

•	modify or alter the provisions of the definition of “Outstanding” in the indenture;

•	modify or affect in any manner adverse to the interest of any holder of such debt securities or the terms and conditions of our obligations, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to such debt securities; or

•	in the case of the Dated Subordinated Debt Indenture and the Undated Subordinated Debt Indenture, modify the subordination provisions of any Subordinated Debt Security in a manner adverse to the holders thereof.

Events of Default

Senior Debt Securities Events of Default

Upon the occurrence of a Senior Debt Securities Event of Default (defined below), a series of Senior Debt Securities may become due and payable in an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such Senior Debt Securities are non-interest bearing, the amortized face amount of such debt securities or such other redemption amount as may be specified in an applicable supplement.

Unless an applicable supplement provides otherwise, a “Senior Debt Securities Event of Default” with respect to a particular series of Senior Debt Securities shall result if:

•	we fail to pay the principal (other than installment payments), when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of seven days;

•	we fail to pay any interest, premium, if applicable, installment payments, if applicable, or any other amounts, when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of 15 days;

•	we fail to observe or perform in any material respect any covenant contained in the Senior Debt Indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein and other than a covenant which has expressly been created solely for the benefit of any series of Senior Debt Securities other than that series) for such series of Senior Debt Securities for a period of 60 days after the date on which the trustee provides us written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the applicable series of Senior Debt Securities provide us and the trustee written notice in the same manner, specifying such failure and, in each case, requiring such failure to be remedied and stating that it is a “notice of default;”

•	an order is made or an effective resolution passed for our winding-up or dissolution except in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” below;

•	we (a) stop payment (within the meaning of any applicable bankruptcy law) or (b) (otherwise than in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” above) cease or through an official action of the Court of Directors or other governing entity of the Bank threaten to cease to carry on all or substantially all of our business or are unable to pay our debts as and when they fall due (within the meaning of section 345 of the Companies Act 1963 of Ireland, as amended);

•	we or any third party file an application under any applicable bankruptcy, reorganization, composition or insolvency law against us and, in the case of an application by a third party the application is not dismissed within 30 days or we make a conveyance or assignment for the benefit of, or enter into any composition with, our creditors in general;

•	a receiver, examiner or other similar official is appointed in relation to us or in relation to the whole or a material part of our assets, or the protection of the court is granted to us, or an encumbrancer takes possession of the whole or a material part of our assets, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of our assets in respect of a debt of more than €10,000,000 (or its equivalent in another currency) and, in any of the foregoing cases, is not discharged within 30 days; or

•	any other Senior Debt Securities Event of Default provided in an applicable supplement.

If a Senior Debt Securities Event of Default specified in the fourth, fifth, sixth or seventh bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the Senior Debt Securities will be immediately due and payable without any declaration or other action by us, the trustee or the holder of any Senior Debt Security. If a Senior Debt Securities Event of Default specified in the first, second, third or eighth bullet point above shall have occurred and be continuing, the trustee or the holder(s) of more than 25% in aggregate principal amount of the outstanding debt securities of the affected series may, by written notice to us and the trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the Senior Debt Securities to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by us. This provision, however, is subject to the condition that, at any time after the principal of the Senior Debt Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the Senior Debt Securities then outstanding of the affected series by written notice to us and the trustee may rescind and annul such declaration and its consequences with respect solely to such Senior Debt Securities, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon.

Subordinated Debt Securities Events of Default

Upon the occurrence of a Subordinated Debt Securities Event of Default (defined below), a series of Subordinated Debt Securities may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such Subordinated Debt Securities are non-interest bearing, the amortized face amount of such Subordinated Debt Securities or such other redemption amount as may be specified in an applicable supplement.

Unless an applicable supplement provides otherwise, a “Subordinated Debt Securities Event of Default” with respect to a particular series of Subordinated Debt Securities shall result if:

•	we fail to pay any principal, interest, premium, if applicable, installment payments, if applicable, or any other amounts (other than as described under the second paragraph under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities”), when due and payable, with respect to such series of debt securities and continuance of such failure for a period of 15 days;

•	an order is made or an effective resolution passed for our winding-up or dissolution, except in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” below; or

•	any other Subordinated Debt Securities Event of Default provided in an applicable supplement.

If a Subordinated Debt Securities Event of Default specified in the second bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the Subordinated Debt Securities will be immediately due and payable without any declaration or other action by us, the trustee or the holder of any Subordinated Debt Security. If a Subordinated Debt Securities Event of Default specified in the first or third bullet point above occurs and is continuing, the trustee or the holder(s) of more than 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of the affected series may, by written notice to us and the trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the Subordinated Debt Securities to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by us. In the case of a Subordinated Debt Securities Event of Default specified in the first or third bullet point above, the trustee or the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may then also institute proceedings, but may take no other action in respect of such Event of Default, for our winding-up in Ireland (but not elsewhere) and prove a claim in such winding-up (or any other winding up otherwise instigated) to enforce our obligations in respect of the Subordinated Debt Securities of such series.

Such acceleration is subject to the condition that at any time after the principal of the Subordinated Debt Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the Subordinated Debt Securities then outstanding of the affected series by written notice to us and the trustee may rescind and annul such declaration and its consequences with respect solely to such Subordinated Debt Securities, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon.

If a Subordinated Debt Securities Event of Default with respect to a particular series of debt securities occurs and is continuing, the trustee may in its discretion, but subject to any restrictions or limitation otherwise contained in the applicable indenture, proceed to protect and enforce its rights and the rights of the holders of such debt securities by such appropriate judicial proceedings as the trustee deems most effectual to protect and enforce any such rights.

A payment on the Undated Subordinated Debt Securities will be deemed to be due even if we do not satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities.”

Application of Money Collected Under the Indenture

Following an event of default and during the continuance thereof, with respect to a series of debt securities, any monies that may then be held or thereafter received by the trustee with respect to such debt securities shall be applied in the following order, at the dates and in the manner fixed by the trustee:

•	first, to the payment of all amounts due to the trustee in accordance with the indenture;

•	second, to the payment of the amounts then due and unpaid upon such debt securities for principal, premium, if any, interest (including, in the case of Undated Subordinated Debt Securities, Arrears of Interest, if any) and sinking fund payments, if applicable, on such series of debt securities in respect of which or for the benefit of which such amounts have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such debt securities for principal, premium, if any, interest and sinking fund payments, if applicable, respectively; and

•	third, any remaining balance shall be returned to us.

Certain Rights of Holders

The holder(s) of a majority in aggregate principal amount of a series of debt securities at the time outstanding, who provide the trustee with indemnification satisfactory to the trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee by the indenture, in each case solely in respect of such debt securities; provided, however, that such direction shall not be in conflict with any rule of law or the indenture and would not involve the trustee in personal liability and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.

No holder of debt securities shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture for such debt securities or for the appointment of a receiver or trustee, unless:

•	the holder(s) of debt securities representing not less than 25% of the aggregate principal amount of such series of outstanding debt securities shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as the trustee;

•	such holder(s) have offered to the trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such written notice, written request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holder(s) of such series of debt securities representing at least a majority of the aggregate principal amount of the outstanding debt securities of such series.

With respect to the above, no holder(s) of debt securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of the relevant indenture to affect, disturb or prejudice the rights of any other holder of any debt security of a series or to obtain or to seek to obtain priority or preference over any other holder of any debt security of such series to enforce any right under such indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the debt securities of such series. Notwithstanding the foregoing, nothing in the debt securities or the relevant indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such debt securities, or any other amount payable under such debt securities or such indenture, when and to the extent such payments become due.

Consolidation, Merger or Sale of Assets

We may, without the consent of the holders of any series of debt securities, consolidate or amalgamate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person, provided that:

(1) if we are not the survivor in such merger, the person formed by such consolidation or amalgamation or into which we are merged or the person which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety shall be an entity entitled to carry on the business of a bank, and shall expressly assume by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest including, in the case of Undated Subordinated Debt Securities, Arrears of Interest, if any, on all the debt securities in accordance with the provisions of such supplemental indenture and the performance or observance of every covenant of the indenture to be performed or observed by us;

(2) immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have happened and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with the terms of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Trustee

Under each indenture, if an event of default with respect to the applicable debt securities has occurred and is continuing, the trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an event of default, each indenture provides that the trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the trustee will be read into the indenture.

No indenture provision will be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

•	this paragraph does not limit the effect of the immediately preceding paragraph;

•	the trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture unless a “responsible officer” (as defined in the indenture) of the trustee has actual knowledge that such statements or opinions are false, provided that the trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture;

•	the trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the trustee was negligent in ascertaining the pertinent facts;

•	the trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of debt securities representing at least a majority of the aggregate principal amount of the debt securities then outstanding (or if an event of default under the debt securities has occurred and the holders direct the trustee to take action as described under “— Certain Rights of Holders” above) under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the indenture; and

•	no provision of the indenture requires the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Pursuant to each indenture, we have the sole obligation to pay the fees due to the trustee, and we will indemnify the trustee with respect to certain matters. Under each indenture, we will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. In general excluded amounts include:

•	any cost, loss, damage, claim, expense, disbursement tax, penalty or liability of any kind resulting from the bad faith or negligence of the trustee; or

•	any income taxes or overhead expenses of the trustee.

The trustee may resign with respect to all debt securities under an indenture or any or all series of debt securities under an indenture at any time by giving not less than 60 days’ prior written notice thereof to us and the holders of the related debt securities. If no successor trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time:

•	the trustee shall cease to be eligible to serve as trustee under the requirements of the indenture and shall fail to resign after written request by us or any applicable holder of debt securities who has been a bona fide holder of a debt security for at least six months;

•	the trustee shall become incapable of acting with respect to the debt securities or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•	the trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to debt securities after written request by us or any applicable holder of debt securities who has been a bona fide holder of a debt security for at least six months;

then, we (except upon the occurrence and during the continuation of an event of default) may petition any court of competent jurisdiction to remove the trustee with respect to the applicable debt securities and appoint a successor trustee.

In addition to the right of petition given to the resigning trustee and the right of removal given to us pursuant to the preceding paragraphs, any holder who has been a bona fide holder of debt securities for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee or the removal of the trustee and the appointment of a successor trustee, as the case may be.

The trustee may also be removed with respect to all series of debt securities outstanding under an indenture at any time by holders of a majority of the aggregate principal amount of the outstanding debt securities of all series voting as a class, by delivering to the trustee and to us evidence required for such action by the indenture.

If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any reason, we shall promptly appoint a successor trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by holders of debt securities representing a majority of the aggregate principal amount of outstanding debt securities under an indenture delivered to us and the retiring trustee, the successor trustee so appointed shall, upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by us.

Meetings of Holders

A meeting of holders of a series of debt securities may be called at any time and from time to time pursuant to the relevant indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of debt securities.

Unless otherwise provided in a debt security certificate representing the applicable debt securities, the trustee may at any time call a meeting of holders of such debt securities for any purpose specified in the preceding paragraph, to be held at such time and at such place as the trustee shall determine. Notice of every meeting of such holders of debt securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not fewer than 21 nor greater than 180 days prior to the date fixed for the meeting.

Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture will be binding on all of the holders of debt securities, whether or not such holders were present or represented at the meeting.

Satisfaction and Discharge

Unless otherwise specified in an applicable supplement, each indenture will provide that when, among other things, all debt securities of a series issued thereunder not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit, or cause to be deposited with the trustee, money or United States government obligations (with respect to debt securities denominated in U.S. dollars) or foreign government obligations (with respect to debt securities denominated in the same foreign currency) or a combination thereof, as trust funds, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest (including, in the case of Undated Subordinated Debt Securities, Arrears of Interest, if any) to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture. Any government obligations deposited with the trustee to satisfy and discharge the indebtedness under a series of debt securities must be scheduled to mature prior to the maturity or redemption date of such debt securities. The trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of deposits made by us in connection with the satisfaction and discharge of any series of debt securities.

Defeasance and Covenant Defeasance

Unless we state otherwise in an applicable supplement, the Senior Debt Indenture and the Dated Subordinated Debt Indenture will provide (1) that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of Senior Debt Securities or Dated Subordinated Debt

Securities at any time, and (2) that we may instead be released from our obligations described above under “— Consolidation, Merger or Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series of Senior Debt Securities or Dated Subordinated Debt Securities, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

If we accomplish defeasance, holders would have to rely solely on the deposit (described below) for payments on their Senior Debt Securities or Dated Subordinated Debt Securities. Holders could not look to us for payment in the event of any shortfall.

If we accomplish covenant defeasance with regard to a series of Senior Debt Securities or Dated Subordinated Debt Securities, the covenant described under “— Consolidation, Merger or Sale of Assets” would no longer apply, and we may be released from certain other obligations, including obligations imposed by supplemental indentures, if any, with respect to such series of Senior Debt Securities or Dated Subordinated Debt Securities, and we may elect not to comply with those covenants and obligations without creating an event of default.

Defeasance or covenant defeasance may be effected with respect to a series of Senior Debt Securities or Dated Subordinated Debt Securities only if:

•	we irrevocably deposit with the trustee (or another trustee which satisfies the requirements of the Senior Debt Indenture or the Dated Subordinated Debt Indenture) as trust funds money or United States government obligations (with respect to Senior Debt Securities or Dated Subordinated Debt Securities denominated in U.S. dollars) or foreign government obligations (with respect to Senior Debt Securities or Dated Subordinated Debt Securities denominated in the same foreign currency) or a combination thereof, in each case, in an amount sufficient to pay and discharge and which shall be applied by the trustee (or any such other qualified trustee) to pay and discharge, the principal of and any premium and interest on, all outstanding Senior Debt Securities or Dated Subordinated Debt Securities of that series on the respective due dates in accordance with the terms of the Senior Debt Indenture or the Dated Subordinated Debt Indenture and the Senior Debt Securities or Dated Subordinated Debt Securities, as the case may be, and if applicable, any mandatory sinking fund payments applicable to such Senior Debt Securities or Dated Subordinated Debt Securities on the day on which such payments are due and payable in accordance with the terms of the Senior Debt Indenture or the Dated Subordinated Debt Indenture and the Senior Debt Securities or Dated Subordinated Debt Securities, as the case may be, provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of the deposits made by us in connection with the defeasance or covenant defeasance under any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of Senior Debt Securities or Dated Subordinated Debt Securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•	the holders of the Senior Debt Securities or Dated Subordinated Debt Securities of that series will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if the deposit, defeasance and discharge or the deposit and covenant defeasance were not to occur; and

provided, that in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be;

•	no event of default under the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be, has occurred and is continuing and, in the case of Senior Debt Securities, no event of default specified under the fourth, fifth, sixth or seventh bullet point of “— Events of Default — Senior Debt Securities Events of Default” shall occur and, in the case of Dated Subordinated Debt Securities, no event of default specified under the second bullet point of “— Event of Default — Subordinated Debt Securities Events of Default” shall occur within 90 days of such deposit;

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with;

•	if such Senior Debt Securities or Dated Subordinated Debt Securities are to be redeemed prior to their stated maturity date (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be, or provision therefor satisfactory to the trustee shall have been made; and

•	other conditions specified in the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be, are met.

Miscellaneous

Notices

All notices regarding debt securities may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the debt securities as their names appear in the applicable debt security register maintained by the registrar or, for book-entry debt securities, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

Governing Law, Submission to Jurisdiction

Each indenture and any debt securities shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction, except that the authorization and execution of the indentures and any debt securities shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Bank and the trustee, as the case may be, and the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of Ireland. All judicial proceedings brought against us or the trustee arising out of or relating to an indenture or any debt security may be brought in a U.S. federal court located in New York City, the Borough of Manhattan, provided that the supplement for any debt securities may specify other jurisdictions as to which we may consent to the nonexclusive jurisdiction of its courts with respect to such debt securities. We have designated and appointed The Governor and Company of the Bank of Ireland, Connecticut Branch, as our authorized agent for service of process in any proceeding arising out of each indenture or relating to the debt securities of any series brought in any federal or state court sitting in the Borough of Manhattan in New York City.

Book-Entry Debt Securities

Unless otherwise specified in an applicable supplement, we will issue the debt securities in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any global security for this purpose is called the “depositary” for that global security.

Each global security will have one of the following as the depositary:

•	The Depository Trust Company, New York, New York, or DTC;

•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./ N.V., or Euroclear, as operator of the Euroclear system;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, société anonyme, Luxembourg, or Clearstream, Luxembourg; and

•	any other clearing system or financial institution named in an applicable supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg, as DTC participants. Unless otherwise specified in an applicable supplement, the debt securities will be registered in the name of Cede & Co., the nominee of DTC, as depositary, for the accounts of its participants, including Euroclear and Clearstream, Luxembourg. Each book-entry debt security will be held by the trustee as custodian for the depositary or its nominee.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise, except as otherwise provided below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt securities are represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Debt securities issued in global form only will be represented by a global security at all times unless and until the global security is terminated, as provided below. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holders Option to Obtain Definitive Debt Securities

If we issue any debt securities in book-entry form but we choose to give the beneficial owners of such debt securities the right to obtain definitive debt securities, any beneficial owner entitled to obtain definitive debt securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for such debt securities and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a definitive debt security and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the debt security.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in definitive form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•	subject to the procedures of DTC, we notify the trustee that we wish in our sole discretion to exchange the global security for definitive debt securities;

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 calendar days; or

•	an event of default has occurred with regard to the debt securities and has not been cured or waived.

An applicable supplement may also list additional situations in which global securities will be exchangeable for definitive debt securities. If any of these events occurs, we will print and deliver definitive debt securities. Definitive debt securities issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the trustee by the participants identified by the depositary.

About the Depositaries

The following is based on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers (including any underwriter, dealer or agent participating in the distribution of the debt securities), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National

Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

About Clearstream, Luxembourg

The following is based on information furnished by Clearstream, Luxembourg:

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates. Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks. Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

About the Euroclear System

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére ) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries. Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

About Other Clearing Systems

We may choose any other clearing system for a particular issuance of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in an applicable supplement.

Global Clearance and Settlement Procedures

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in an applicable supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in an applicable supplement.

Clearance and settlement procedures may vary from one issuance of debt securities to another according to the currency that is chosen for the specific issuance of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the supplement.

Clearance and Settlement Procedures-DTC.  DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures-Euroclear and Clearstream, Luxembourg.  We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants.  We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser.  A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

MATERIAL UNITED STATES FEDERAL
INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debt securities by U.S. Holders (as defined below) who purchase the debt securities in an offering of debt securities at their issue price (determined as set forth below) and hold the debt securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special rules under U.S. federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the U.S., U.S. Holders who hold the debt securities as part of a “straddle,” “hedging,” “conversion” or other integrated transaction, U.S. Holders who mark their securities to market for U.S. federal income tax purposes or U.S. Holders whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

This discussion is limited to the U.S. federal income tax considerations relating to debt securities that are due to mature 30 years or less from the date on which they are issued and that are not convertible debt securities or exchangeable debt securities and do not contain terms that result in special U.S. federal income tax considerations, such as debt securities with respect to which we have the option to reset the interest rate, spread, spread multiplier or method of calculation, renewable debt securities, currency indexed debt securities (including currency-linked debt securities, reverse currency-linked debt securities and multicurrency-linked debt securities), debt securities linked to commodity prices, equity indices or other measures, debt securities with respect to which we have the option to extend their stated maturity, “contingent payment debt instruments” (under applicable Treasury Regulations) or certain “variable rate debt instruments” (under applicable Treasury Regulations), and a general discussion of any materially different federal income tax considerations relating to any of the foregoing will be included in the applicable supplement. The determination of whether a series of debt securities should be classified as indebtedness for U.S. federal income tax purposes depends on the terms of the series of debt securities. In particular, depending on the terms of any particular series of Subordinated Debt Securities, such Subordinated Debt Securities could be treated as instruments other than indebtedness for such purposes. If any debt securities were so treated as instruments other than indebtedness, the U.S. federal income tax considerations related to the purchase, ownership or disposition of such debt securities could differ from those described below with regard to source, timing and character. The remainder of this discussion assumes the debt securities will be treated as indebtedness for U.S. federal income tax purposes.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

If an entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the tax treatment of such partnership and its partners will generally depend upon the status and activities of the partnership and its partners. Such an entity should consult its own tax adviser regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of the debt securities.

PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Interest and Original Issue Discount

Each U.S. Holder of a debt security will include in income payments of “qualified stated interest” (as described below) in respect of such debt security in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes as ordinary interest income. In general, if the issue price of a debt security, determined by the first price at which a substantial amount of the debt securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the “stated redemption price at maturity” (as described below) of such debt security by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such debt security with original issue discount (“OID”). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a debt security multiplied by the weighted average number of complete years to maturity from the issue date of such debt security. If a U.S. Holder acquires a debt security with OID, then regardless of such U.S. Holder’s method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such debt security on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on the debt security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of debt securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the debt security. Special rules apply to debt securities with a fixed maturity of one year or less. See below under “— Short-Term Debt Securities.”

“Stated redemption price at maturity” generally means the sum of all payments to be made on a debt security other than payments of “qualified stated interest.” “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a debt security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply will be described in the applicable supplement.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a debt security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the debt security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the debt security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the debt security).

An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock. A “qualified inverse floating rate” is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

If interest on a debt security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate debt security does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate debt security provides for contingent payments, such debt security may constitute a “contingent payment debt instrument.” Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. Special rules applicable to contingent payment debt instruments will be described in the applicable supplement.

In general, the following rules apply if (i) a debt security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the debt security provides the Bank or the holder with an unconditional option or options exercisable on one or more dates during the term of the debt security. If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the debt security are computed based on this payment schedule. If the Bank or the holder has an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then (i) in the case of an option or options of the Bank, the Bank will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the debt security and (ii) in the case of an option or options of the holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the debt security. Debt securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “Change in Circumstances”), then, except to the extent that a portion of the debt security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the debt security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the debt security’s adjusted issue price on that date.

Premium

If the amount paid by a U.S. Holder for a debt security exceeds the stated redemption price at maturity of the debt security, such U.S. Holder generally will be considered to have purchased the debt security at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of the debt security. In the case of a debt security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder’s yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Debt Securities

Debt securities that have a fixed maturity of one year or less (“Short-Term Debt Securities”) will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of a Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Debt Security will be deferred until a corresponding amount of income on such debt security is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID related to a Short-Term Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Debt Securities

In general, a U.S. Holder of a debt security will have a tax basis in such debt security equal to the cost of the debt security to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition of a debt security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and the U.S. Holder’s tax basis in such debt security. Subject to the rules described below under “Foreign Currency Debt Securities,” such gain or loss will be long-term capital gain or loss if the U.S. Holder will have held the debt security for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited.

Foreign Currency Debt Securities

The following discussion generally describes special rules that apply, in addition to the rules described above, to debt securities that are denominated in, or provide for payments determined by reference to, a currency other than the U.S. dollar (“Foreign Currency Debt Securities”). The amount of qualified stated interest paid with respect to a Foreign Currency Debt Security that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a debt security held by a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Debt Security that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID (which is determined in the foreign currency) that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, the U.S. Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years at the spot rate in effect on the last day of the taxable year). If the last day of the accrual period is within five Business Days of the date of receipt of the accrued interest, a U.S. Holder that has made such election may translate accrued interest using the spot rate in effect on the date of receipt. The above election will apply to all debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. The U.S. Holder will recognize, as ordinary income or loss, exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID and the exchange rate on the date such interest or OID is actually or constructively received.

A U.S. Holder will calculate the amortization of bond premium for a Foreign Currency Debt Security in the applicable foreign currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate used for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a Foreign Currency Debt Security based on the difference between the exchange rate at which the amortization deductions were translated into U.S. dollars and the exchange rate on the date when the U.S. Holder acquired the debt security.

The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Debt Security generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such debt security (using the spot rate on such date). However, with respect to debt securities that are traded on an established securities market, such amount realized will be determined using the spot rate on the settlement date in the case of (i) a U.S. Holder that is a cash method taxpayer or (ii) a U.S. Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be realized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Debt Security. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain or loss (subject to the discussion above regarding Short-Term Debt Securities).

A U.S. Holder will recognize an amount of gain or loss on a sale or other disposition of any non-U.S. currency equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-U.S. currency.

A debt security that provides for payments in more than one currency generally will be treated as a “contingent payment debt instrument,” and the special rules applicable to such instruments will be described in the applicable supplement.

Aggregation Rules

The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases debt securities from more than one series of debt securities.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Disclosure Requirements for Certain Holders Recognizing Significant Losses

A U.S. Holder that claims significant losses in respect of a debt security for U.S. federal income tax purposes (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) $50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) may be subject to certain disclosure requirements for “reportable transactions.” U.S. Holders should consult their own tax advisers concerning any possible disclosure obligation with respect to the debt securities.

MATERIAL IRISH TAX CONSIDERATIONS

The following is a general discussion of the material Irish tax considerations relating to the purchase, ownership and disposition of the debt securities. This discussion does not address all of the tax considerations that may be relevant to holders of debt securities in light of their particular circumstances, or to holders subject to special rules such as dealers. Holders of debt securities should seek independent tax advice on the implications of subscribing or buying, holding, selling redeeming or disposing of the debt securities.

Withholding Tax

While in general, withholding tax at the standard rate of income tax (currently 20%) must be deducted from Irish source annual interest payments made by an Irish company, it is expected that (subject to the discussions below under “— Deposit Interest Retention Tax”) no requirement to deduct Irish tax will be required in circumstances where the interest is paid by us in the ordinary course of banking business carried on by us in Ireland.

Discounts paid on debt securities will not be subject to Irish withholding tax.

Interest paid by a bank carrying on a bona fide banking business in Ireland in the ordinary course of such business is exempt from Irish withholding tax. An exemption also applies where the conditions outlined below in order to avail of the DIRT (as defined below) exemption are complied with. .

Deposit Interest Retention Tax

Deposit Interest Retention Tax (DIRT) is a form of Irish withholding tax which applies to interest paid by certain financial institutions such as the Bank. Where it applies a withholding at the standard rate of income tax (currently 20%) (or 23% where the payments are not payable annually or more frequently) is made.

However there will be no requirement to withhold DIRT in the following circumstances:

1. In the case of debt securities issued which are of medium term, which includes debt securities issued hereunder for a term of 2 years or more, (and may include debt securities with a term of less than 2 years) which satisfy all of the following conditions:

a) The Bank does not sell or offer the debt securities to Irish resident persons;

b) The Agents comply with their selling commitments not to knowingly offer to sell the debt securities to an Irish resident person, or to persons whose usual place of abode in Ireland and do not knowingly distribute or cause to be distributed in Ireland any offering material in connection with such instruments;

c) The debt securities are held in a clearing system recognised by the Irish Revenue Commissioners (which would include Bank One NA, Clearstream, DTC of New York, Euroclear and other specified clearing systems); and

d) The minimum denomination in which such debt securities may be issued is STG£300,000 or its equivalent in another currency; or

2. Where the debt securities are issued for a period of less than two years, with a minimum denomination of €500,000.00 or US$500,000.00 (or for debt securities denominated in another currency, the currency equivalent of €500,000.00) and the debt securities are held in a clearing system recognised by the Irish Revenue Commissioners (which would include Bank One NA, Clearstream, DTC of New York, Euroclear and other specified clearing systems) and either:

(a) the person by whom the payment is made or the person through whom the payment is made is not resident in Ireland and the payment is not made either by or through an Irish branch or agency of such non resident person; or

(b) the person by whom the payment is made or the person through whom the payment is made is resident in Ireland or the payment is made through an Irish branch or agency of such person, and

(i) the person who is beneficially entitled to the interest is a resident of Ireland who has provided their tax reference number to the payor; or

(ii) the person who is the beneficial owner of the debt security and who is beneficially entitled to the interest thereon is not resident in Ireland and has made a declaration in the prescribed form.

Reporting Requirements

In the case of an Irish resident issuing or paying agent paying to an Irish resident, there is a requirement to report to the Irish Revenue authorities the names and addresses of the person to whom interest was paid or credited, the amount of interest paid or credited and its tax reference number of the person to whom the payment was made. See “— European Union Taxation of Savings Income Directive” in respect to payment made to certain non Irish resident persons.

Taxation of Interest and Discounts

In general, persons who are resident in Ireland are liable to Irish taxation on their worldwide income, whereas persons who are not resident in Ireland are only liable to Irish taxation on their Irish source income. All persons are under a statutory obligation to account for Irish tax on a self assessment basis and there is no requirement for the Irish Revenue Commissioners to issue or raise an assessment.

A debt security issued by the Bank may be regarded as property situate in Ireland (and hence interest and any discount earned in relation thereto would be Irish source income). However the interest earned on the debt securities is exempt from Irish income tax if paid to a company which is resident in and under the laws of a relevant territory. A relevant territory for this purpose is a member state of the European Communities (other than Ireland) or a jurisdiction with which Ireland has entered into a double taxation treaty. However, in certain circumstances an Irish corporation tax liability may arise for a non-Irish resident company who operates in Ireland through a branch or agency, as described in clause c. in the paragraph below.

If the above exemption does not apply it is understood that there is a longstanding unpublished practice whereby no action will be taken by the Irish Revenue Commissioners to pursue any liability to such Irish tax in respect of persons who are regarded as not being resident in Ireland, except where such persons:

(a) are chargeable in the name of a person (including a trustee) or in the name of an agent or branch in Ireland having the management or control of the interest; or

(b) seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

(c) are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest or discount is attributable.

There can be no assurance that this practice will continue to apply.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest on any debt security, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Capital Gains Tax

A holder of a debt security will be subject to Irish taxes on capital gains (currently 20%) on a disposal of debt security unless such holder is a person neither resident nor ordinarily resident in Ireland and who does not have an enterprise or an interest in an enterprise which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the debt securities are attributable.

Stamp Duty

Irish stamp duty will not be payable on the issue of the debt securities. A transfer of debt securities in bearer form by physical delivery only and not otherwise will not attract Irish stamp duty. A transfer of debt securities by instrument in writing or effected through an approved or recognised relevant system, as provided for in the Companies Act 1990 (uncertificated securities) regulations, 1996 will generally be subject to Irish stamp duty at a rate of 1% unless the debt securities meet all of the following conditions:

(a) they are not issued at a discount of more than 10%,

(b) they do not carry rights akin to share rights,

(c) they are not convertible into shares, and

(d) they do not carry a right to a payment linked to an index or indices based wholly or partly and directly or indirectly on stocks or marketable securities.

Capital Acquisitions Tax

A gift or inheritance consisting of the debt securities will generally be within the charge to Irish capital acquisitions tax (currently 20%) if either:

(a) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or in the case of gifts/inheritances taken under a discretionary trust, capital acquisitions tax will apply where the disponer is resident, ordinarily resident (and in the case of discretionary trusts established before 1st December 1999, domiciled) in Ireland irrespective of the residence or ordinary residence of the donee/successor) on the relevant date; or

(b) if the debt securities are Irish situated property, debt securities which are in bearer form and which are physically located outside Ireland are generally regarded as not being Irish property. Debt securities which are in registered form are regarded as Irish property where the principal register is maintained in Ireland or is required to be maintained in Ireland.

European Union Taxation of Savings Income Directive

Ireland has implemented the EC Council Directive 2003/48/EC on the taxation of savings; income into national law. Accordingly, any Irish paying agent making an interest payment on behalf of the Issuer to an individual or certain residual entities resident in another Member State of the European Union or certain associated and dependent territories of a Member State will have to provide details of the payment and certain details relating to the holder (including the holder’s name and address) to the Irish Revenue Commissioners who in turn is obliged to provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned.

The Bank or the Agents shall be entitled to require holders to provide any information regarding their tax status, identity or residency in order to satisfy the disclosure requirements in Directive 2003/48/EC and holders will be deemed by their subscription for debt securities to have authorised the automatic disclosure of such information by the Issuer or the Agents or any other person to the relevant tax authorities.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan’s investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the debt securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans (together, “parties in interest”), unless a statutory or administrative exemption is available. For example, if we are a party in interest with respect to a plan (either directly or by reason of our ownership of our subsidiaries), the purchase of the debt securities by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the debt securities by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for certain transactions effected for “adequate consideration.” There can be no assurances that any of these class exemptions, the statutory exemptions or any other exemptions will be available with respect to any particular transaction involving the debt securities. In addition, a purchaser of the debt securities should be aware that even if the conditions specified in one or more of the above referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts that might be construed as prohibited transactions.

Accordingly, the debt securities may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan, unless the purchase and holding of the debt securities is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA, Section 4975(d)(20) of the Code or any other applicable prohibited transaction exemption. Any purchaser of the debt securities or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and is not purchasing the debt securities on behalf of or with “plan assets” of any plan or other plan asset entity; or its purchase and holding of the debt securities is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA, Section 4975(d)(20) of the Code or another applicable exemption, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the debt securities.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing debt securities on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code.

Plan Assets

The Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the plan’s investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests in an “equity interest” of an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by benefit plan investors is not “significant.” An entity is an “operating company” if it is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under this regulation the Undated Subordinated Debt Securities may be considered equity. However, this should not result in our assets being deemed plan assets since we should constitute an “operating company” which is engaged in the provision of financial services.

Government Plans

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the debt securities (and any continued holding of the debt securities) is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the debt securities or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the debt securities on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the debt securities is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the debt securities. Fiduciaries of any such plans should consult with their counsel before purchasing any debt securities.

The sale of any debt securities to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Notwithstanding the above, with regard to a particular series of debt securities, the sale of debt securities to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case an applicable supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN’S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE DEBT SECURITIES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Debt Securities

We may issue all or part of the debt securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in an applicable supplement:

•	the terms of the offering of the debt securities;

•	the names of any underwriters, dealers or agents involved in the sale of the debt securities;

•	the principal amounts of debt securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the debt securities for their own account and they may effect distribution of the debt securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless an applicable supplement specifies otherwise, the underwriters’ obligations to subscribe for the debt securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the debt securities of the series, if they subscribe for any of them. The initial public offering price of any debt securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless an applicable supplement specifies otherwise, we will issue the debt securities to the dealers as principals. The dealers may then sell the debt securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue debt securities through agents we designate from time to time, or we may issue debt securities directly. An applicable supplement will name any agent involved in the offering and issue of the debt securities, and will also set forth any commissions that we will pay. Unless an applicable supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue debt securities may enter into arrangements with other institutions with respect to the distribution of the debt securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of debt securities, underwriters may receive compensation from us or from subscribers of debt securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. An applicable supplement will identify any underwriter or agent, and describe any compensation that we provide.

If an applicable supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the debt securities from institutional investors. In this case, the applicable supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount that an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the debt securities that may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular debt securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

We may also offer and sell debt securities, if so indicated in an applicable supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in an applicable supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933, as amended, in connection with the debt securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. These entities receive customary compensation in connection with these transactions and services.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the debt securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in an applicable supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in an applicable supplement.

•	We will describe in an applicable supplement the commission that underwriters and agents soliciting purchases of the debt securities under delayed contracts will be entitled to receive.

Until the distribution of the debt securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the debt securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the debt securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the debt securities. If the underwriters create a short position in the debt securities in connection with the offering, i.e., if they sell more debt securities than are set forth on the cover page of an applicable supplement, the underwriters may reduce that short position by purchasing debt securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the debt securities in the open market to reduce the underwriters’ short position or to stabilize the price of the debt securities, they may reclaim the amount of the selling concession from the underwriters who sold those debt securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security.

Market-Making Resales by Affiliates

This prospectus, together with one or more accompanying supplements, may be used by one or more of our affiliates in connection with offers and sales of the debt securities in market-making transactions. In a market-making transaction, one of our affiliates may resell a debt security it acquires from other holders after the original offering and sale of the debt securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. One of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of the supplement relating to a particular issuance of debt securities relates to the initial offering of the debt securities described in the supplement. This amount does not include debt securities sold in market-making transactions. The latter include debt securities to be issued after the date of this prospectus, as well as debt securities previously issued.

The Governor and Company of the Bank of Ireland does not expect to receive any proceeds from market-making transactions. The Governor and Company of the Bank of Ireland does not expect that any of its affiliates that engage in these transactions will pay any proceeds from its market-making resales to The Governor and Company of the Bank of Ireland.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Governor and Company of the Bank of Ireland or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus and any accompanying supplements are being used in a market-making transaction.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the debt securities. All amounts shown are estimates.

Amounts to
be Paid

Securities and Exchange Commission Registration Fee	*
Rating Agency	€ 25,000
Trustees’ and transfer agents’ fees	€ 20,000
Legal Fees	€ 530,000
Accounting Fees	€ 260,000
Printing and Engraving Costs	€ 450,000

Total	€1,285,000

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

LEGAL MATTERS

Unless otherwise specified in an applicable supplement, the validity of the debt securities under New York law and certain tax matters will be passed upon for us by our United States counsel, Debevoise & Plimpton LLP. Unless otherwise specified in an applicable supplement, the validity of the debt securities under Irish law and certain tax matters will be passed upon by our Irish solicitors, Arthur Cox. Debevoise & Plimpton LLP may rely on the opinion of Arthur Cox as to all matters of Irish law and Arthur Cox may rely on the opinion of Debevoise & Plimpton LLP as to all matters of New York law. Unless otherwise specified in an applicable supplement, the validity of the debt securities will be passed upon for any underwriters, dealers and/or agents by Sidley Austin LLP, United States counsel for such underwriters, dealers and/or agents. Sidley Austin LLP may also rely on the opinion of Arthur Cox as to certain matters of Irish law.

Such other opinions required to be delivered by counsel pursuant to the terms of an underwriting agreement relating to an issuance of debt securities will be specified in the supplement relating to such debt securities.

EXPERTS

The Governor and Company of the Bank of Ireland’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	Indemnification of Directors and Officers.

Pursuant to our Bye-Laws, subject to any contract with the Bank and so far as may be permitted by law, the Bank indemnifies every director, every member of a committee appointed by the directors and every officer of the Bank against all costs, charges, expenses, losses and liabilities incurred by him or her in the conduct of the business of the Bank or in the discharge of his duties in good faith and without willful default or neglect.

ITEM 9.	Exhibits.

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

ITEM 10.	Undertakings.

(a) Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to this Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §3 - 19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on July 15, 2008.

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ John B. Clifford
Name:     John B. Clifford

Title:	Group Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richie Boucher Richie Boucher	Director and Chief Executive, Retail Financial Services of Ireland	July 15, 2008

/s/ Desmond Crowley Desmond Crowley	Director	July 15, 2008

/s/ David Dilger David Dilger	Director	July 15, 2008

/s/ Denis Donovan Denis Donovan	Director	July 15, 2008

/s/ Brian Goggin Brian Goggin	Director & Chief Executive Officer	July 15, 2008

/s/ Richard Burrows Richard Burrows	Director & Governor	July 15, 2008

/s/ Declan McCourt Declan McCourt	Director	July 15, 2008

/s/ John O’Donovan John O’Donovan	Director & Chief Financial Officer	July 15, 2008

The Governor and Company of the Bank of
Ireland, Connecticut Branch

By:	/s/ Patrick Kilbane Name: Patrick Kilbane Title: Chief Operating Officer	Authorized Representative in the United States	July 15, 2008

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Distribution Agreement, dated as of December 8, 2006, between The Governor and Company of the Bank of Ireland and the Agents named therein.*
4.1	Senior Debt Securities Indenture, dated December 8, 2006, between The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and The Governor and Company of the Bank of Ireland.*
4.2	Form of Dated Subordinated Debt Securities Indenture.*
4.3	Form of Undated Subordinated Debt Securities Indenture.*
4.4	Form of Global Note (Senior Debt Securities).*
4.5	Form of Definitive Note (Senior Debt Securities).*
4.6	Form of Global Note (Dated Subordinated Debt Securities) (included as Exhibit A to the Dated Subordinated Debt Securities Indenture filed as Exhibit 4.2 hereto).
4.7	Form of Definitive Note (Dated Subordinated Debt Securities) (included as Exhibit B to the Dated Subordinated Debt Securities Indenture filed as Exhibit 4.2 hereto).
4.8	Form of Global Note (Undated Subordinated Debt Securities) (included as Exhibit A to the Undated Subordinated Debt Securities Indenture filed as Exhibit 4.3 hereto).
4.9	Form of Definitive Note (Undated Subordinated Debt Securities) (included as Exhibit B to the Undated Subordinated Debt Securities Indenture filed as Exhibit 4.3 hereto).
5.1	Opinion of Debevoise & Plimpton LLP.*
5.2	Opinion of Arthur Cox.*
8.1	Opinion of Debevoise & Plimpton LLP.*
8.2	Opinion of Arthur Cox.*
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of PricewaterhouseCoopers.*
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibits 5.1 and 8.1).
23.3	Consent of Arthur Cox (included in Exhibits 5.2 and 8.2).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Senior Debt Securities Indenture.*
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Dated Subordinated Debt Securities Indenture.*
25.3	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Undated Subordinated Debt Securities Indenture.*

*	Filed herewith